Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-109185, 333-118764, 333-91755, 333-52852, 333-132100, 333-161516, 333-75243, and 333-185757 on Form S-8 of our report dated March 23, 2017, relating to the financial statements of Microsoft Corporation, appearing in this Annual Report on Form 11-K of the Microsoft Corporation Employee Stock Purchase Plan for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

March 23, 2017